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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 8, 2004


                         Keryx Biopharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      000-30929                13-4087132
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


                              750 Lexington Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                                 (212) 531-5965
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

         On January 8, 2004, Keryx Biopharmaceuticals, Inc. ("Keryx") announced that it had entered into a definitive merger agreement to acquire ACCESS Oncology, Inc. ("ACCESS") through the merger of a wholly-owned subsidiary of Keryx, AXO Acquisition Corp., with and into ACCESS. Following the merger, ACCESS will be the surviving corporation and will be a wholly-owned subsidiary of Keryx.

         At the effective time of the merger, the outstanding capital stock of ACCESS, consisting of Series A Preferred Stock, Series B Preferred Stock, and common stock, and, if exercised, certain outstanding warrants to purchase capital stock of ACCESS, will be converted into the right to receive an aggregate of up to 4,000,000 shares of the common stock of Keryx, or cash in lieu thereof, upon the satisfaction of certain milestones relating to the development of the ACCESS drug candidates, which are as follows:

         o 500,000 shares of common stock upon initiation of the first Keryx-sponsored Phase III (or other Pivotal) clinical trial for any of the acquired ACCESS drug candidates;

         o 750,000 shares of common stock upon the first NDA acceptance by the FDA for any of the acquired ACCESS drug candidates;

         o 1,750,000 shares of common stock upon the first FDA approval of any of the acquired ACCESS drug candidates;

         o 500,000 shares of common stock in the first 12-month period that sales of all of the acquired ACCESS drug candidates combined exceeds $100MM; and

         o 500,000 shares of common stock in the first 12-month period that sales of all of the acquired ACCESS drug candidates combined exceeds $250MM.

         The payment of portions or all of the merger consideration to the ACCESS stockholders can be accelerated upon the occurrence of certain events, including without limitation, a change in control of Keryx or a transaction involving the sale or other disposition of all or substantially all of the ACCESS drug candidates. Generally, the amount of merger consideration that will be accelerated upon such an event is designed to allow the ACCESS stockholders to share in the recognition of value by Keryx from the development or sale of any of the ACCESS drug candidates. In no event will Keryx be obligated to deliver more than 4,000,000 shares of Keryx common stock (or cash in lieu thereof). At the effective time of the merger, all options to purchase capital stock of ACCESS will be canceled.

         No shares of the common stock of Keryx will be issued as merger consideration unless the issuance of such common stock is approved by the vote of the Keryx stockholders. If the Keryx stockholders do not approve the issuance of shares of Keryx common stock, the ACCESS stockholders will instead receive cash having a value equal to the Keryx common stock at the time each milestone is achieved. Keryx is obligated to register any shares of Keryx common stock issued as merger consideration to the former ACCESS stockholders.

         No merger consideration whatsoever will be paid after ten (10) years from the date of the merger agreement regardless of whether any development milestones or other accelerating events subsequently occur.

         The proposed merger is subject to approval by the stockholders of ACCESS. The merger agreement includes standard representations and warranties, conditions to closing, and covenants; however, no portion of the merger consideration is subject to escrow, and ACCESS has not agreed to indemnify Keryx in connection with any breach of the representations and warranties or other provisions of the agreement.


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         Keryx and ACCESS have certain common executive officers and directors.
Michael S. Weiss is the Chairman of ACCESS and the Chairman and Chief Executive Officer of Keryx. Lindsay A. Rosenwald, M.D. is a director of ACCESS and a director of Keryx. Mr. Weiss and Dr. Rosenwald each also beneficially hold significant stockholdings in ACCESS, and have loaned money to and guaranteed certain obligations of ACCESS. Following the transaction, Dr. Craig Henderson, the current President and Chief Executive Officer of ACCESS, will become President of Keryx.


         Since some of the directors are interested parties, Keryx formed a special committee of disinterested directors to consider and approve the transaction, and has secured a fairness opinion from a financial advisor stating that the transaction is fair, from a financial point of view, to the Keryx stockholders that are not stockholders of ACCESS.

         The foregoing summary is qualified in its entirety by reference to the merger agreement, and the press release announcing the proposed merger, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

         The following exhibits are filed as a part of this report:

         Exhibit
         Number            Description
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         2.1               Agreement and Plan of Merger by and among Keryx
                           Biopharmaceuticals, Inc., AXO Acquisition Corp., and
                           ACCESS Oncology, Inc. dated as of January 7, 2004.

         99.1              Press Release dated January 8, 2004.

         99.2 Excerpt of Transcript from January 8, 2004 Keryx conference call discussing terms of the Agreement and Plan of Merger



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Item 12. Results of Operations and Financial Condition

         On January 8, 2004, Keryx held a previously announced conference call to discuss the pending acquisition of ACCESS. On that call, Keryx provided certain information regarding its results of operations and financial results for recently completed fiscal quarters. A transcript of the relevant portions of the conference call is attached as Exhibit 99.2.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Keryx Biopharmaceuticals, Inc.
                                                  (Registrant)



Date:  January 12, 2004

                                                  By: /s/ Michael S. Weiss
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                                                     Michael S. Weiss
                                                     Chairman and
                                                     Chief Executive Officer

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